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                                                                   EXHIBIT 10.19


                            MEMORANDUM OF AGREEMENT

     THIS MEMORANDUM OF AGREEMENT executed on November 16, 1997, to be effective as of September 30, 1997, by and among CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC, a Delaware limited liability company (the "Company"), CHARTER BEHAVIORAL HEALTH SYSTEMS, INC., a Delaware corporation ("Charter, Inc."), and CRESCENT OPERATING, INC., a Delaware corporation ("COI"; Charter Inc. and COI being herein referred to individually as a "Member" and together as the "Members").


BACKGROUND

A. Charter Inc. and COI are the sole members of the Company and are parties, together with Magellan Health Services, Inc., to a certain Amended and Restated Operating Agreement of Charter Behavioral Health Systems, LLC, dated as of June 16, 1997 (the "Operating Agreement").

B. Charter Inc. is the holder of loans previously made by CCM, Inc., an affiliate of Charter, Inc., to the Company pursuant to the Operating Agreement aggregating $17,500,000 (the "Charter Inc. Loans") as evidenced by those two certain Promissory Notes in the principal sums of $10,000,000 and $7,500,000 dated August 1, 1997 and September 2, 1997, respectively (collectively, the "Charter Inc. Notes").

C. COI has previously made to the Company pursuant to the Operating Agreement loans aggregating $17,500,000 (the "COI Loans"; the Charter Inc. Loans and COI Loans being herein collectively referred to as the "Member Loans") as evidenced by those two certain Promissory Notes in the principal sums of $10,000,000 and $7,500,000 dated August 1, 1997 and September 2, 1997, respectively (collectively, the "COI Notes"; the Charter Inc. Notes and the COI Notes being herein collectively referred to as the "Member Notes").

D. Charter Inc. and COI have each agreed to exchange its respective Member Loans and Member Notes for a cumulative redeemable preferred interest in the Company more particularly described in this Memorandum of Agreement on the terms, and subject to the conditions, herein set forth, such exchange being made effective for all purposes as of September 30, 1997 (herein the "Exchange").

Accordingly, in order to give effect to the Exchange, the parties hereto agree as follows:

1. Exchange. Each of Charter Inc. and COI hereby exchanges the aggregate principal amount of its Member Loans and its Member Notes for the Cumulative Redeemable Preferred Interests in the Company more particularly described in paragraph 2 below. Upon request by the Company, each of Charter Inc. and COI agrees to surrender to the Company its original Member Notes evidencing its Member Loans. For purposes of Section 3.2(e) of the Operating Agreement, the foregoing exchange shall not be deemed to have any effect on the status of the Member Commitments as they existed immediately prior to such exchange.






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2.   Cumulative Redeemable Preferred Interests. Each of Charter Inc. and COI is
hereby granted, in consideration of the Member Loans being exchanged by it as set forth herein, an additional interest in the Company (the "Cumulative Redeemable Preferred Interest") having an initial amount (the "Initial Amount") equal to the aggregate principal amount of its Member Loans outstanding as of September 30, 1997 (being, in each case, $17,500,000) as follows:

          (a) Each holder of such Cumulative Redeemable Preferred Interest shall be entitled to receive a preferential allocation of Profits of the Company (the "Preferred Return") computed like interest on the Initial Amount at the rate of ten percent (10%) per annum, determined monthly in arrears, commencing on October 1, 1997 and continuing on the first day of each succeeding calendar month thereafter, on the basis of a 360-day year for the actual number of days elapsed. Such Preferred Return shall initially be calculated with respect to the Initial Amount and thereafter shall be calculated on a cumulative basis, compounded monthly. Additionally, each Cumulative Redeemable Preferred Interest shall have a similar preferred position in the event of the dissolution and winding up of the Company.

          (b) At the option of the Company, exercised by not less than 30 days' prior written notice from the Company to the holders of the Cumulative Redeemable Preferred Interests, the Company may redeem all, but not less than all, of the Cumulative Redeemable Preferred Interests on or after April 1, 1998. In connection with any such redemption, the Company shall, in its sole discretion, deliver to each holder (i) a cash payment in respect of its Cumulative Redeemable Preferred Interest equal to the Initial Amount plus all the Preferred Return thereon, calculated as set forth above through the date of such redemption, or (ii) one or more promissory notes payable to such holder substantially in the form of the Member Notes in an aggregate principal amount equal to the Initial Amount plus all the Preferred Return thereon, calculated as set forth above through the date of such redemption, and subject to the same payment terms, including without limitation, provisions for interest rates, interest payment dates, and maturity, as provided in the Member Notes, or (iii) any combination of cash or promissory notes as described in the preceding clauses (i) and (ii); provided, however, that each holder must receive the same form or forms of consideration (i.e., cash, promissory notes, or a combination thereof) as the other holder in such redemption.

          (c) As used above, the date of redemption shall mean the date on which the holders actually receive the applicable consideration in such redemption of its Cumulative Redeemable Preferred Return.

         (d) Any decision by the Company to exercise or not to exercise its option under paragraph 2(b) of this Memorandum of Agreement to redeem the Cumulative Redeemable Preferred Interests, and all decisions relating to redemption pursuant to such paragraph 2(b) (including without limitation the nature and amount of the redemption proceeds to be




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     received by the holders) shall be treated as "Major Decisions" under the
     Operating Agreement, requiring approval of eighty percent (80%) of the Governing Board.

3. Amendment of Operating Agreement. Each of Charter Inc. and COI agrees to enter into an amendment to the Operating Agreement and other appropriate documents to memorialize the transactions described in this Memorandum of Agreement; provided, however, that the parties intend and agree that the exchanges of the Member Loans for the Cumulative Redeemable Preferred Interests in the Company have been effected hereby and no further action on the part of any party shall be required in order to have the same become effective for all purposes among the parties.

4.   Miscellaneous.

          (a) All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when personally delivered, upon the date originally received if delivered by telecopy transmission followed by registered or certified mail confirmation, one business day following deposit with an overnight delivery service, or three business days following deposit in the mail, registered or certified mail, postage prepaid, to the respective addresses for such parties in the Operating Agreement.

          (b) The terms and provisions of this Memorandum of Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          (c) This Memorandum of Agreement shall be deemed to be made in and in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflict of laws). If any action is brought to enforce or interpret this Memorandum of Agreement, exclusive venue for such action shall be in the State of Delaware or the United States of America for the District of Delaware, and the parties hereto irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in the State of Delaware for such purpose.

          (d) Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Operating Agreement.





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     IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of
Agreement to be executed by their duly authorized officers as of the date first above written.

                                             CHARTER BEHAVIORAL HEALTH
                                                  SYSTEMS, LLC

                                             By:
                                                  -----------------------------
                                                  Name:
                                                  Title: Vice President,
                                                         Financial Services

                                             CHARTER BEHAVIORAL HEALTH
                                                  SYSTEMS, INC.

                                             By:  /s/ CHARLOTTE A. SANFORD
                                                  -----------------------------
                                                  Name:  Charlotte A. Sanford
                                                  Title: Treasurer

                                             CRESCENT OPERATING, INC.

                                             By:  /s/ JEFFREY L. STEVENS
                                                  -----------------------------
                                                  Name:  Jeffrey L. Stevens
                                                  Title: Vice President and
                                                         Chief Financial
                                                         Officer




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